Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statement No. 333-219052 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), registration statement No. 333-235757 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), and registration statements Nos. 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-56052, 333-73440, 333-73442, 333-108750, 333-109862, 333-123404, 333-124297, 333-124299, 333-133635, 333-156614, 333-166818, 333-181162, 333-211120, 333-212850, 333-238038, 333-239877, and 333-255580 on Forms S-8 of our reports dated March 1, 2023, with respect to the consolidated financial statements of First Horizon Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Memphis, Tennessee
March 1, 2023